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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000, except as to Note 17 as to which the date is March 10, 2000, relating to the consolidated financial statements, which appears in Micro Therapeutics Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers, LLP

Orange County, California
April 5, 2000